Independent Auditors’ Consent

To the Board of Trustees and Shareholders of the
The Dreyfus/Laurel Funds Trust
We consent to the use of our report dated February 20, 2004 with respect to The Dreyfus/Laurel
Funds Trust (comprised of Dreyfus Premier Managed Income Fund, Dreyfus Premier Core Value
Fund, and Dreyfus Premier Limited Term High Yield Fund) incorporated herein by reference and to the references to our firm under the headings "Financial Highlights” in the Prospectuses and
"Counsel and Independent Auditors" in the Statements of Additional Information.

KPMG LLP

April 26, 2004